UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2009

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer

Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

KVH Industries, Inc. (the Company or KVH) today announced that it has signed a multi-year agreement with SKY Perfect JSAT Corporation (also known as SP-JSAT) to lease satellite capacity on its JCSAT-1B and the new Intelsat-15 satellites. These satellites will provide mini-VSAT Broadband service coverage in Asia Pacific waters and in the Indian Ocean, respectively, starting late in the third quarter of 2009 and early in 2010, respectively. In addition, the companies will pursue hardware and mini-VSAT Broadband airtime sales in the Asia Pacific maritime market with SP-JSAT granted exclusive rights for sales to Japanese-flagged and Japanese-owned vessels while KVH will focus on all other vessels in the region.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	June 3, 2009 press release entitled “KVH Announces Distribution Plan with SP-JSAT for mini-VSAT Broadband in Japan and New Coverage in Asia and Indian Ocean” (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 3, 2009	BY:	/s/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	June 3, 2009 press release entitled “KVH Announces Distribution Plan with SP-JSAT for mini-VSAT Broadband in Japan and New Coverage in Asia and Indian Ocean”